Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces Third Quarter 2008 Results

BOSTON, Massachusetts, August 14, 2008 – National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the third quarter ended June 30, 2008.

Third Quarter Results

Revenues for the quarter ended June 30, 2008 were $242.9 million, an increase of $13.8 million, or 6.0%, over revenues for the quarter ended June 30, 2007.  Approximately $10.9 million of this increase was due to growth in our existing programs and approximately $2.8 million of this increase was due to revenues derived from new programs that began operations during the last two quarters of the fiscal year ended September 30, 2007 (“fiscal 2007”) and the first three quarters of the fiscal year ended September 30, 2008 (“fiscal 2008”).

Income from operations for the quarter ended June 30, 2008 was $12.0 million, an increase of $0.3 million as compared to income from operations for the quarter ended June 30, 2007.  The operating margin was 4.9% for the quarter ended June 30, 2008, a decrease from 5.1% for the quarter ended June 30, 2007.

Net loss for the quarter ended June 30, 2008 was $2.0 million compared to net loss of $45 thousand for the quarter ended June 30, 2007.

Adjusted EBITDA(1) for the quarter ended June 30, 2008 was $25.8 million, an increase of $0.7  million, or 2.8%, as compared to Adjusted EBITDA for the quarter ended June 30, 2007.  Adjusted EBITDA was negatively impacted by increased investments in growth initiatives.

(1) Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.  A reconciliation of Adjusted EBITDA to net (loss) income is provided on page 5.

Year-to-Date Results

Revenues for the nine months ended June 30, 2008 were $720.5 million, an increase of $43.9 million, or 6.5%, over revenues for the nine months ended June 30, 2007.  Approximately $2.9 million of this increase relates to acquisitions that closed during fiscal 2007. Excluding the revenue growth from these acquisitions, revenues increased $41.0 million, or 6.1%.  Approximately $32.8 million of this increase was due to growth in our existing programs. The remaining increase of $8.2  million was derived from new programs that began operations during fiscal 2007 and fiscal 2008.

Income from operations for the nine months ended June 30, 2008 was $35.5 million, a decrease of $3.3 million as compared to income from operations for the nine months ended June 30, 2007.  The operating margin was 4.9% for the nine months ended June 30, 2008, a decrease from 5.7% for the nine months ended June 30, 2007.

Net loss for the nine months ended June 30, 2008 was $3.7 million compared to net income of $0.4 million for the nine months ended June 30, 2007.

Adjusted EBITDA for the nine months ended June 30, 2008 was $75.7 million, a decrease of $1.6 million, or 2.0%, as compared to Adjusted EBITDA for the nine months ended June 30, 2007.  Adjusted EBITDA was negatively impacted by the ongoing effects of a change in reimbursement policy affecting the Company’s business in North Carolina beginning in the third quarter of fiscal 2007.  In addition, increased investments by the Company in new program starts and other growth initiatives during the period significantly increased expenses, further reducing Adjusted EBITDA.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Monday, August 18, 2008 at 11:00 a.m. EST to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EST on Monday, August 25, 2008. Those wishing to participate in the August 18 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based human services to individuals with intellectual/developmental disabilities, at-risk children and youth with emotional, behavioral or medically complex needs and their families, and persons with acquired brain injury.  The MENTOR Network’s customized services offer its clients, as well as the payers of these services, an attractive, cost-effective alternative to human services provided in large, institutional settings.  The MENTOR Network provides services to clients in 37 states.

* * * * * * * * * * *

From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict.  The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.

This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance.  Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.  Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP.  While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights

($ in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2008	2007	2008	2007
Statements of Operations Data:
Net revenues	$242,897	$229,086	$720,503	$676,623
Cost of revenues	183,552	173,176	545,859	509,985
Gross profit	59,345	55,910	174,644	166,638
General and administrative expenses	34,196	31,317	100,394	90,278
Depreciation and amortization	13,186	12,953	38,710	37,493
Income from operations	11,963	11,640	35,540	38,867
Management fee of related party (1)	(284)	(234)	(1,075)	(672)
Other expense, net	(62)	(79)	(246)	(399)
Interest income	131	241	582	776
Interest expense	(12,099)	(12,330)	(36,281)	(37,803)
(Loss) income from continuing operations before income taxes	(351)	(762)	(1,480)	769
Provision (benefit) for income taxes	797	(717)	1,326	381
(Loss) income from continuing operations	(1,148)	(45)	(2,806)	388
Loss from discontinued operations, net of tax	(846)	—	(846)	—
Net (loss) income	$(1,994)	$(45)	$(3,652)	$388

Additional financial data:
Program rent expense (2)	$6,315	$5,500	$18,349	$15,995
Adjusted EBITDA (3)	$25,834	$25,129	$75,685	$77,256

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2008	2007	2008	2007
Reconciliation from Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(1,994)	$(45)	$(3,652)	$388
Provision (benefit) for income taxes	797	(717)	1,326	381
Interest income	(131)	(241)	(582)	(776)
Interest expense	12,099	12,330	36,281	37,803
Depreciation and amortization	13,186	12,953	38,710	37,493
Management fee of related party(1)	284	234	1,075	672
Loss on disposal of property and equipment	74	336	479	737
Gain on disposal of business units	—	—	(65)	—
Loss from discontinued operations, net of tax	846	—	846	—
Stock-based compensation (4)	673	279	1,267	558
Adjusted EBITDA (3)	$25,834	$25,129	$75,685	$77,256

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	As of
	June 30, 2008	September 30, 2007
Balance Sheet Data:
Cash and cash equivalents	$52,007	$29,373
Working capital	60,759	57,297
Total assets	1,017,749	1,012,628
Total debt (5)	514,461	516,295
Shareholders’ equity	239,665	246,031

	Nine Months Ended
	June 30, 2008	June 30, 2007
Other Financial Data:
Cash flows provided by (used in):
Operating activities	$46,265	$39,312
Investing activities	(19,975)	(33,433)
Financing activities	(3,656)	(5,560)

Purchases of property and equipment	15,903	9,787
Cash paid for acquisitions, net of cash received	5,876	24,819

(1)   Represents management fees paid to Vestar Capital Partners V, L.P.

(2)   Program rent expense is defined as lease expenses related to buildings directly utilized in providing services to clients.

(3)   Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

(4)   Represents non-cash stock-based compensation expense.

(5)   Total debt includes obligations under capital leases.

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

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